Exhibit 4.4

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "DENARI MEDIA PRODUCTIONS INC." IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE TWENTY—SEVENTH DAY OF AUGUST, A.D. 2010.

AND I DO HEREBY FURTHER CERTIFY THAT THE SAID "DENARI MEDIA PRODUCTIONS INC." WAS INCORPORATED ON THE SIXTH DAY OF JULY, A.D. 2010.

AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE NOT BEEN ASSESSED TO DATE.

4844819 8300 100864099 You may verify this certificate online at corp.delaware.gov/authver.shtml	/s/ Jeffrey W. Bullock Jeffrey W. Bulluck, Secretary of State AUTHENTICATION: 8196790 DATE: 08-27-10

APPLICATION FOR AUTHORITY

OF

DENARI  MEDIA PRODUCTIONS INC.

Under Section 1304 of the Business Corporation Law

FIRST:	The name of the corporation is: DENARI MEDIA PRODUCTIONS INC.

SECOND:	The jurisdiction in which the corporation was organized is: Delaware. The date of its incorporation is: July 6, 2010.

THIRD:	This corporation is formed to engage in any lawful act or activity for which a corporation may be organized under the Business Corporation Law, provided that it is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

FOURTH:	The County within this state in which the office of the corporation is to be located is: Nassau County.

FIFTH:	The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The address within or without this state to which the Secretary of State shall mail a copy of any process served against him or her is:
Denari Media Productions Inc. PO Box 248 East Meadow, New York 11554

SIXTH:	The foreign corporation has not since its incorporation engaged in any activity in this state.

                                             /s/ Scott Goodman
Scott Goodman, President

APPLICATION FOR AUTHORITY

OF

DENARI MEDIA PRODUCTIONS INC.

Under Section 1304 of the Business Corporation Law

Filed by:

Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
Cust. Ref.# 326145

DRAWDOWN ACCOUNT #HD